UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 15, 2004

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Somerville Road, Route 202 North, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 470-2800

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

Item 1.01  Entry into a Material Definitive Agreement

On November 15, 2004, Bioject Medical Technologies Inc. (the “Company”) entered into a Purchase Agreement with Life Sciences Opportunities Fund II, L.P. and Life Sciences Opportunities Fund II (Institutional), L.P. (collectively, the “Investors”) in connection with the Company’s sale and issuance to the Investors of an aggregate of 2,086,957 shares of its Series D convertible preferred stock and warrants to purchase an aggregate of 626,087 shares of its common stock.  The issuance price of the Series D convertible preferred stock was $1.15 per share and the exercise price of the warrants is $1.15 per share.  The warrants expire on November 14, 2008.  The Purchase Agreement provides that one representative of the Investors has the right to attend the Company’s board meetings.

The Company also entered into a Registration Rights Agreement, dated November 15, 2004, between the Company and the Investors, pursuant to which the Company has agreed to file a registration statement under the Securities Act of 1933 to register the underlying common stock issued or issuable upon conversion of the Series D preferred stock and exercise of the warrants under the Securities Act of 1933 within 180 days of November 15, 2004.  Subject to certain exceptions, the Company is required to pay the Investors liquidated damages equal to $0.0115 per share of Series D preferred stock and $0.0015 per share of common stock acquired upon exercise of the warrants per month if the Company fails to file a registration statement covering the securities within 180 days of November 15, 2004, the registration statement is not declared effective within 270 days of November 15, 2004, or the registration statement cannot be used for any reason after being declared effective.  The agreement also grants the Investors piggy-back registration rights.

In connection with the sale and issuance of the Series D preferred stock and warrants, on November 15, 2004, the Company entered into a Second Amendment to Rights Agreement, dated as of July 1, 2002, between the Company and American Stock Transfer & Trust Company to permit the Investors to own up to an aggregate of 19.99% of the Company’s common stock without being deemed an “Acquiring Person” under the Rights Agreement.

Item 3.02  Unregistered Sales of Equity Securities

On November 15, 2004, the Company sold to the Investors an aggregate of 2,086,957 shares of its Series D convertible preferred stock for $1.15 per share and warrants to purchase an aggregate of 626,087 shares of the Company’s common stock at the exercise price of $1.15 per share.  The proceeds from this sale totaled $2.4 million.

The foregoing issuance of securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 506 thereof, among other exemptions, on the basis that the purchasers of the securities in this issuance are accredited investors.

The Series D preferred stock may be converted into common stock.  The initial conversion rate is one share of Series D preferred stock convertible into one share of common stock, subject to adjustment under certain circumstances.

The warrants may be exercised by the warrant holders until November 14, 2008.  The exercise price of the warrants is subject to adjustment under certain circumstances.

Item 3.03 Material Modification to Rights of Security Holders

See the description of the Second Amendment to Rights Agreement between the Company and American Stock Transfer & Trust Company described under Item 1.01 above.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 15, 2004, in connection with the sale and issuance of the Series D preferred stock and warrants, the Company amended its Articles of Incorporation to prescribe the following rights and preferences for the Series D preferred stock:

•                  Series D preferred stock holders are entitled to receive, pro rata among such holders and on a pari passu basis with the holders of common stock, as if the Series D preferred stock had been converted into common stock, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of the common stock of the Company;

•                  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, Series D preferred stock holders are entitled to receive a pro rata distribution of the assets of the Company available for distribution to its shareholders, before any payment is made in respect of the common stock or any series of preferred stock or other equity securities of the Company with rights junior to the Series D preferred stock with respect to liquidation preference, in an amount equal to $1.15 per share plus all accrued but unpaid dividends;

•                  The Series D preferred stock may be converted into common stock.  The initial conversion rate is one share of Series D preferred stock convertible into one share of common stock, subject to adjustment in the event of:

•                  any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event;

•                  any dividend or other distribution to the common stock holders of cash, other assets, or of notes or other indebtedness of the Company, or any other securities of the Company;

•                  any acquisition or asset transfer that is not deemed to be a liquidation;

•                  any stock splits of common stock, or stock dividends payable in shares of common stock; or

•                  any issuance to all common stock holders the rights, options, or warrants to subscribe for or purchase shares of common stock.

•                  Series D preferred stock holders have the right to one vote for each share of common stock into which Series D preferred stock could then be converted, and with respect to such vote, the Series D preferred stock holders have full voting rights and powers equal to the voting rights and powers of the holders of common stock; provided, however, that for purposes of determining these voting rights, each share of Series D preferred stock will be deemed to be converted into a number of shares equal to $1.15 divided by $1.30.

•                  The Company may not, without obtaining the approval of a majority of the outstanding Series D preferred stock:

•                  take any action that adversely affects the rights, privileges and preferences of the Series D preferred stock;

•                  amend, alter, or repeal any provision of, or add any provision to the Articles of Incorporation or bylaws of the Company to change the rights, powers, or preferences of the Series D preferred stock;

•                  declare or pay dividends on shares of common stock or preferred stock that is junior to the Series D preferred stock, subject to limited exceptions;

•                  create any new series or class of preferred stock or other security having a preference or priority as to dividends or upon liquidation senior or pari passu with that of the Series D preferred stock;

•                  reclassify any class or series of preferred stock into shares with a preference or priority as to dividends or assets superior to or on a parity with that of the Series D preferred stock;

•                  apply any of its assets to the redemption or acquisition of shares of common stock or preferred stock, which is redeemable by its terms, junior to the Series D preferred stock, subject to limited exceptions;

•                  increase or decrease the number of authorized shares of any series of preferred stock or common stock of the company;

•                  agree to an acquisition of the Company or sale of all or substantially all of the Company’s assets;

•                  materially change the nature of the Company’s business; or

•                  liquidate, dissolve or wind up the affairs of the Company.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

3              2002 Restated Articles of Incorporation, as amended

4              Second Amendment to Rights Agreement, dated as of November 15, 2004, between the Company and American Stock Transfer & Trust Company

10.1         Purchase Agreement dated November 15, 2004 between the Company, Life Science Opportunities Fund II, L.P. and Life Science Opportunities Fund II (Institutional), L.P.

10.2         Registration Rights Agreement dated November 15, 2004 between the Company, Life Science Opportunities Fund II, L.P. and Life Science Opportunities Fund II (Institutional), L.P.

10.3         Form of Series BB Warrant, dated November 15, 2004, issued to Life Science Opportunities Fund II, L.P. and Life Science Opportunities Fund II (Institutional), L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 19, 2004	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance